Exhibit 99.3
                      RAMTRON INTERNATIONAL CORPORATION
                         CONSOLIDATED BALANCE SHEETS
                                 (Unaudited)
          (Amounts in thousands, except par value and share amounts)

                                                         June 30,    Dec. 31,
                                                           2005        2004
                                                        ---------   ---------
     ASSETS
Current assets:
   Cash and cash equivalents                            $  3,165    $  6,384
   Accounts receivable, less allowances
     of $80 and $157, respectively                         6,009       7,061
   Inventories                                             5,624       4,580
   Other current assets                                      558         434
   Assets of discontinued operations                       1,460       6,421
                                                        ---------   ---------
      Total current assets                                16,816      24,880

Property, plant and equipment, net                         4,256       3,970
Goodwill, net                                                585         585
Intangible assets, net                                     3,890       3,792
Other assets                                                 332         426
                                                        ---------   ---------
      Total assets                                      $ 25,879    $ 33,653
                                                        =========   =========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                     $  2,084    $  2,915
   Accrued liabilities                                     1,547       2,662
   Deferred revenue                                        1,047       1,350
   Current portion of long-term promissory notes             250         250
   Liabilities of discontinued operations                    525       1,384
                                                        ---------   ---------
      Total current liabilities                            5,453       8,561

Deferred revenue                                           4,378       4,986
Long-term promissory notes net of unamortized
   discount of $896 and $1,151, respectively               4,968       4,914
                                                        ---------   ---------
      Total liabilities                                   14,799      18,461
                                                        ---------   ---------
Stockholders' equity:
   Common stock, $.01 par value, 50,000,000 authorized;
     22,424,792 and 22,380,126 shares issued and
     outstanding, respectively                               224         224
   Additional paid-in capital                            235,526     235,455
   Accumulated deficit                                  (224,670)   (220,487)
                                                        ---------   ---------
      Total stockholders' equity                          11,080      15,192
                                                        ---------   ---------
      Total liabilities and stockholders' equity        $ 25,879    $ 33,653
                                                        =========   =========
See accompanying notes to consolidated financial statements.

                                    Page-1

                         RAMTRON INTERNATIONAL CORPORATION
                       CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                       Three Months Ended   Six Months Ended
                                            June 30,            June 30,
                                         2005      2004      2005      2004
                                       --------  --------  --------  --------
Revenue:
   Product sales                       $ 8,220   $ 9,752   $15,713   $18,179
   License and development fees            179       179       358       358
   Royalties                               158       211       389       418
   Customer-sponsored research
     and development                       125       240       250       383
                                       --------  --------  --------  --------
                                         8,682    10,382    16,710    19,338
                                       --------  --------  --------  --------
Costs and expenses:
   Cost of product sales exclusive
     of provision for inventory
     write-off                           4,129     4,551     7,701     8,404
   Provision for (recovery of)
     inventory write-off                   (36)       60       836       120
   Research and development              1,537     1,689     3,241     3,054
   Customer-sponsored research
     and development                       155       249       321       390
   General and administrative            1,009     1,282     1,960     2,307
   Sales and marketing                   1,308     1,174     2,476     2,369
                                       --------  --------  --------  --------
                                         8,102     9,005    16,535    16,644
                                       --------  --------  --------  --------
Operating income from
   continuing operations                   580     1,377       175     2,694

Interest expense, related party            (81)     (101)     (162)     (245)
Interest expense, other                   (183)     (234)     (393)     (451)
Other income, net                           32        10        48        15
                                       --------  --------  --------  --------
Income (loss) from continuing operations
  before income tax provision              348     1,052      (332)    2,013
Income tax provision                        --       (21)       --       (21)
                                       --------  --------  --------  --------
Income (loss) from continuing operations   348     1,031      (332)    1,992
Income (loss) from discontinued
  operation                             (3,809)      107    (3,851)      (18)
                                       --------  --------  --------  --------
Net income (loss)                      $(3,461)  $ 1,138   $(4,183)  $ 1,974
                                       ========  ========  ========  ========

                                    Page-2

Net income (loss) per share:
  Basic:
    Income (loss) from continuing
      operations                       $  0.02   $  0.05   $ (0.02)  $  0.09
    Income (loss) from discontinued
      operation                          (0.17)       --     (0.17)       --
                                       --------  --------  --------  --------
      Total                            $ (0.15)  $  0.05   $ (0.19)  $  0.09
                                       ========  ========  ========  ========
  Diluted:
    Income (loss) from continuing
      operations                       $  0.02   $  0.05   $ (0.02)  $  0.09
    Income (loss) from discontinued
      operation                          (0.17)       --     (0.17)    (0.01)
                                       --------  --------  --------  --------
      Total                            $ (0.15)  $  0.05   $ (0.19)  $  0.08
                                       ========  ========  ========  ========
Weighted average shares outstanding:
  Basic                                 22,422    22,199    22,419    22,197
                                       ========  ========  ========  ========
  Diluted                               22,422    24,119    22,419    23,636
                                       ========  ========  ========  ========
See accompanying notes to consolidated financial statements.

                                   Page-3

                        RAMTRON INTERNATIONAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)
                             (Amounts in thousands)

                                                             2005      2004
                                                           --------  --------
Cash flows from operating activities:
   Net income (loss)                                       $(4,183)  $ 1,974
   Adjustments used to reconcile net income to net
   cash provided (used) by operating activities:
     Net loss from discontinued operation                    3,851        18
     Depreciation and amortization                             647       691
     Amortization of debt discount                             256       359
     Imputed interest on note payable                           48        25
     Provision for inventory write-off                       1,007       120
     Loss on abandonment of intangible assets                   48        16
     Gain on sale of equipment                                (197)      (26)
     Options issued for services                                13        --

Changes in assets and liabilities:
   Accounts receivable                                       1,172    (1,982)
   Inventories                                              (1,872)      784
   Accounts payable and accrued liabilities                 (2,147)     (515)
   Deferred revenue                                           (911)     (815)
     Other                                                     (30)       97
                                                           --------  --------
       Net cash provided (used) by operating activities     (2,298)      746
                                                           --------  --------
Cash flows from investing activities:
   Purchase of property, plant and equipment                  (890)     (336)
   Proceeds from sale of assets                                210       215
   Change in restricted cash                                    --       (80)
   Intellectual property                                      (268)      (77)
   Net cash provided by discontinued operations                219       916
                                                           --------  --------
       Net cash provided by (used in) investing activities    (729)      638
                                                           --------  --------
Cash flows from financing activities:
   Proceeds from line of credit                                 --       750
   Principal payments on debentures and line of credit        (250)   (2,815)
   Issuance of common stock                                     58       124
                                                           --------  --------
       Net cash used in financing activities                  (192)   (1,941)
                                                           --------  --------
Net decrease in cash and cash equivalents                   (3,219)     (557)

Cash and cash equivalents, beginning of period               6,384     4,798
                                                           --------  --------
Cash and cash equivalents, end of period                   $ 3,165   $ 4,241
                                                           ========  ========

                                    Page-4

Supplemental disclosure of cash flow information:
   Cash paid for interest                                  $   307   $   218
                                                           ========  ========
   Cash paid for income taxes                              $    60   $    --
                                                           ========  ========
   Intellectual property acquired through issuance
      of long-term debt                                    $    --   $ 1,955
                                                           ========  ========
See accompanying notes to consolidated financial statements.

                                    Page-5

                        RAMTRON INTERNATIONAL CORPORATION
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
-----------------------------------------------------------------------------
NOTE 1.   BASIS OF PRESENTATION

The accompanying consolidated financial statements at June 30, 2005 and December 31, 2004 and for the three and six months ended June 30, 2005 and 2004 have been prepared from the books and records of Ramtron International Corporation, (the "Company"), without audit. The statements reflect all normal recurring adjustments, which in the opinion of the Company's management, are necessary for the fair presentation of financial position, results of operations and cash flows for the periods presented. The statements have been revised to present our subsidiary Mushkin as a discontinued operation as it was sold on July 26, 2005 (see Note 11).

Certain information and disclosures normally included in financial statements have been omitted under Securities and Exchange Commission regulations. It is suggested that the accompanying financial statements be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2004. The results of operations for the period ended June 30, 2005 are not necessarily indicative of the operating results for the full year.

NOTE 2.   RECLASSIFICATIONS

Certain 2004 balances have been reclassified to conform to the current year presentation.

NOTE 3.   NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." This Standard addresses the accounting for transactions in which a company receives employee services in exchange for (a) equity instruments of the Company or (b) liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments. This Standard also eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion
No. 25, "Accounting for Stock Issued to Employees," and requires that such transactions be accounted for using a fair-value-based method. The Standard is effective for periods beginning after January 1, 2006. The Company is currently assessing its valuation options allowed in this Standard. Even though the Company has not quantified the dollar amount of this new accounting standard, the result will have a negative impact on the Company's earnings starting with the accounting period beginning January 1, 2006.

                                    Page-6

NOTE 4.   STOCK-BASED COMPENSATON

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees" and related interpretations. All options granted to employees under these plans have an exercise price equal to the market value of the underlying common stock on the date of grant, therefore no stock-based compensation is reflected in net income or loss. Had compensation cost for these plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation" as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123," the Company's net income (loss) for the three and six-month periods ended
June 30, 2005 and 2004 would have changed to the following adjusted amounts:

                                                 Three Months Ended
                                                       June 30,
                                              -------------------------
                                                2005             2004
                                              --------         --------
                                     (in thousands, except per share amounts)

Net income (loss) as reported                 $(3,461)         $ 1,138

Stock-based employee compensation cost
included in net income (loss) as reported          --               --

Stock-based employee compensation cost
that would have been included in net
income (loss) if the fair value method
has been applied to all awards                    430              351
                                              --------         --------
Pro forma net income (loss) as if the
fair value method had been applied to
all awards                                    $(3,891)         $   787
                                              ========         ========

Net income (loss) per share:

    Basic - as reported                       $ (0.15)         $  0.05
                                              ========         ========
    Basic - pro forma                         $ (0.17)         $  0.04
                                              ========         ========

    Diluted - as reported                     $ (0.15)         $  0.05
                                              ========         ========
    Diluted - pro forma                       $ (0.17)         $  0.03
                                              ========         ========

For disclosure purposes, the fair value of stock-based compensation was estimated using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the three and six months ended June 30, 2005 and 2004:

                                    Page-7

                                                  Six Months Ended
                                                      June 30,
                                              -------------------------
                                                2005             2004
                                              --------         --------
                                     (in thousands, except per share amounts)

Net income (loss) as reported                 $(4,183)         $ 1,974

Stock-based employee compensation cost
included in net income (loss) as reported          --               --

Stock-based employee compensation cost
that would have been included in net
income (loss) if the fair value method
had been applied to all awards                    863              716
                                              --------         --------
Pro forma net income (loss) as if the
fair value method had been applied to
all awards                                    $(5,046)         $ 1,258
                                              ========         ========

Net income (loss) per share:

    Basic - as reported                       $ (0.19)         $  0.09
                                              ========         ========
    Basic - pro forma                         $ (0.23)         $  0.06
                                              ========         ========

    Diluted - as reported                     $ (0.19)         $  0.08
                                              ========         ========
    Diluted - pro forma                       $ (0.23)         $  0.05
                                              ========         ========

                            Three Months Ended          Six Months Ended
                                 June 30,                   June 30,
                            ------------------         ------------------
                              2005      2004             2005      2004
                            --------  --------         --------  --------

  Risk Free Interest Rate      4.00%     3.00%            4.12%     3.00%
  Expected Dividend Yield         0%        0%               0%        0%
  Expected Lives             4.0 yrs   4.0 yrs          4.0 yrs   4.0 yrs
  Expected Volatility            89%      108%              92%      108%

The weighted average fair value per share of shares granted during the six months ended June 30, 2005 and 2004 was $2.44 and $2.66, respectively.

                                    Page-8

NOTE 5.  INVENTORIES

Inventories consist of:
                                             June 30,     Dec. 31,
                                              2005          2004
                                            ---------     --------
                                                (in thousands)

          Finished goods                     $3,053       $2,784
          Work in process                     3,005        2,136
          Obsolescence reserve                 (434)        (340)
                                             -------      -------
                                             $5,624       $4,580
                                             =======      =======

NOTE 6.   EARNINGS PER SHARE

We calculate income (loss) per share pursuant to Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128). Under SFAS No. 128, basic net income (loss) per share is computed by dividing reported net income (loss) available to common stockholders by weighted average shares outstanding. Diluted net income (loss) per share reflects the potential dilution assuming the issuance of common shares for all dilutive potential common shares outstanding during the period. In periods where we recorded a net loss, all potentially dilutive securities, including warrants and stock options, would be anti-dilutive and thus, are excluded from diluted loss per share.

The following table sets forth the calculation of net income (loss) per common share for the three and six months ended June 30, 2005 and 2004 (in thousands, except per share amounts):

                                       Three Months Ended   Six Months Ended
                                            June 30,            June 30,
                                       ------------------  ------------------
                                         2005      2004      2005      2004
                                       --------  --------  --------  --------

Net income (loss)                      $(3,461)  $ 1,138   $(4,183)  $ 1,974
                                       ========  ========  ========  ========
Common shares outstanding:
   Historical common shares
     outstanding at beginning of
     period                             22,420    22,196    22,380    22,191
   Weighted average common
     shares issued during period             2         3        39         6
                                       --------  --------  --------  --------

                                    Page-9

Weighted average common shares at
  end of period - basic                 22,422    22,199    22,419    22,197

   Effect of other dilutive securities:
    Options                                 --     1,254        --       944
    Warrants                                --       666        --       495
                                       --------  --------  --------  --------
Weighted average common shares at
  end of period - diluted               22,422    24,119    22,419    23,636
                                       ========  ========  ========  ========
Net income (loss) per share:
  - basic                              $ (0.15)  $  0.05   $ (0.19)  $  0.09
                                       ========  ========  ========  ========
  - diluted                            $ (0.15)  $  0.05   $ (0.19)  $  0.08
                                       ========  ========  ========  ========

As of June 30, 2005, we had several equity instruments or obligations that could create future dilution to the Company's common stockholders and are not currently classified as outstanding common shares of the Company. The following table details the shares of common stock that are excluded from the calculation of earnings per share (prior to the application of the treasury stock method) due to their impact being anti-dilutive:

             Three Months      Six Months      Three Months      Six Months
                 Ended            Ended            Ended            Ended
             June 30, 2005    June 30, 2005    June 30, 2004    June 30, 2004
             -------------    -------------    -------------    -------------
                                   (in thousands)

Warrants         2,331            2,331              667              725
Options          4,996            4,996            1,396            2,151
Convertible
  debentures     1,203            1,203            1,270            1,270

NOTE 7.   CONTINGENCIES

PATENT INTERFERENCE PROCEEDING. On April 6, 2004, the Company and National Semiconductor Corporation (National) entered into an agreement to settle a long standing patent interference dispute that began in 1991. The patent interference proceeding was declared in the United States Patent and Trademark Office (the Patent Office) in regard to one of our issued United States patents. The patent involved covers a basic ferroelectric memory cell design invention that we believe is of fundamental importance to our FRAM business in the United States.

                                    Page-10

Under the terms of the settlement agreement Ramtron abandoned four of the five claims in its existing patent, two of National's patent applications relating to the interference claims have been assigned to Ramtron, and two others were retained by National. National and Ramtron have agreed to cross license any and all future patents that may mature from the four applications at no additional cost to either company. As consideration for the assigned patent applications and cross license provisions of the agreement, Ramtron will pay National $2.5 million in equal annual installments of $250,000 through 2013. At March 31, 2004, we recorded an intangible asset and current and long-term debt of approximately $1,955,000, the present value of the annual installment payments. We have not recorded an impairment of the existing patents held for the technology in dispute because we believe, with the assignments and cross-license arrangements discussed previously, we are in a position now, insofar as our ability to use the technology in dispute is concerned, that is at least as favorable as our position prior to this resolution. In addition, we believe the amounts capitalized related to these patents and licenses will be recovered through future cash flows.

The fifth remaining count of interference has been sent to a Special Master for a final ruling. We believe our business would not be materially affected by an adverse judgment by the Special Master on the remaining count of interference. The disposition of this matter, expected in 2005, is not expected to have a material adverse effect on our business, financial condition or results of operations.

NOTE 8.  LONG-TERM DEBT

On March 14, 2002, we signed an agreement to issue $8.0 million of 5 year, 5% fixed rate, convertible debentures. The debentures are convertible into the Company's common stock at a fixed conversion price of $3.769, which is equal to 110% of the five-day volume weighted average price (VWAP) of the Company's common stock prior to the transaction signing, and is convertible at any time up to the maturity date of March 28, 2007. The debentures are secured by a Deed of Trust on our headquarters facility in Colorado Springs, Colorado and by a security interest in certain of our accounts receivable and patents.
The debentures were retired on July 1, 2005.

In addition, 700,435, 5-year common stock warrants were issued to the investors with an initial exercise price of $4.28 per share. The warrants were valued using the Black-Scholes option pricing model with a resulting total value of approximately $1,773,000 at March 28, 2002. This amount is accounted for as a discount to the outstanding debentures and is being amortized over the remaining life of the debentures as a charge to interest expense. The unamortized discount pertaining to the outstanding debentures as of June 30, 2005 and December 31, 2004 as a result of the issuance of the warrants is approximately $594,000 and $763,000, respectively.

                                    Page-11

As a result of the conversion terms of these debentures, a beneficial conversion feature of $900,000 was created. This beneficial conversion feature was recorded as an increase to additional paid-in capital and as a debt discount to the outstanding debentures. This discount is being amortized over the remaining life of the debentures as a charge to interest expense. The unamortized discount pertaining to the outstanding debentures as of June 30, 2005 and December 31, 2004 as a result of the beneficial conversion feature is approximately $302,000 and $388,000, respectively.

The debentures contain covenants including, without limitation, achieving a minimum amount of earnings before interest, taxes, depreciation and amortization (EBITDA), as defined in the debenture agreements. As of June 30, 2003, the Company failed to meet the minimum EBITDA covenant under the debenture agreements, which by the terms of the debentures became an event of default on July 30, 2003 (the Default). On August 18, 2003, we entered into a Waiver and Amendment to Debenture Agreement (the Waiver Agreement) with the debenture holders. The Waiver Agreement provided for a waiver of the Default as well as a waiver of all remaining EBITDA covenants during 2003. In addition, the Waiver Agreement required that we make quarterly principal payments to the debenture holders over the following six quarters. Through December 31, 2004, we had made principal payments totaling approximately $3.5 million. To fulfill our Waiver Agreement obligations we made a final quarterly principal payment of $125,000 on December 31, 2004.
As of June 30, 2005 and December 31, 2004, $4,535,000 were outstanding on these debentures.

In addition, the Waiver Agreement provided for lowering the exercise price of the 700,435 common stock warrants held by the debenture holders from $4.28 to a price equal to 150% of the average closing bid price for the Company's common stock for the 5-trading days immediately preceding the effective date of the Waiver Agreement ($3.04) and an extension of the exercise period for one year. The adjustment to the original terms of the warrants created an additional non-cash increase to debt discount and additional paid-in capital of approximately $179,000, which was recorded during the quarter ended September 30, 2003 and is included in the unamortized debt discount balances disclosed above. This increase to debt discount is being amortized into interest expense over the remaining life of the debentures.

As of June 30, 2005, we were in compliance with all covenants of the debentures.

On July 1, 2005, the Company retired the aforementioned outstanding 5 year, 5% fixed rate, convertible debentures with Bramwell Capital Corporation, Alexandra Global Master Fund, Ltd. and Infineon Technologies, A.G., which were due in March 2007. The Company paid a total of approximately $4.9 million, including the aggregate principal and an aggregate premium payment representing future interest payments, to retire the debt early. The six-year warrants to purchase approximately 779,000 shares of Ramtron common stock at $3.04 per share that were issued with the debentures will remain in effect. Ramtron anticipates taking a pre-tax charge of approximately $1.6 million for the third quarter of 2005, of which $1.2 million is expected to be non cash, to account for costs associated with the debt repayment.

                                    Page-12

On July 1, 2005, we finalized the documentation of our $4 million revolving secured credit facility ("New Credit Facility") with Silicon Valley Bank, a subsidiary of Silicon Valley Bancshares. The New Credit Facility provides for a $4 million secured revolving credit facility. The New Credit Facility carries interest at a floating rate equal to the prime lending rate plus 0.50% per annum, a minimum interest rate of 6.00% per year and a term of two years. Security for the credit facility includes all of our assets except for our real estate. The Company used proceeds from the revolving credit line to retire the convertible debentures. The Company will be required to comply with certain covenants under the new credit facility, including without limitation, requirements to maintain a minimum net worth and maintain certain leverage ratios, and restrictions on certain actions without the consent of Silicon Valley Bank such as the disposal and acquisition of its business or property, changes in business, ownership or location of collateral, merges or acquisitions, investments or transactions with affiliates, and paying subordinated debt.

On April 6, 2004, we entered into an agreement to settle our long standing patent interference proceeding with National Semiconductor Corporation (see
Note 7 of the Notes to Consolidated Financial Statements included in this Form 10-Q). As a result of the settlement, beginning April 2004, we are required to pay National $250,000 annually through 2013. As of June 30, 2005, the present value of this promissory note is $1,579,000, which is being discounted at 5.75%.

NOTE 9.   SEGMENT INFORMATION

Following our divestiture discussed in Note 11, our continuing operations are conducted through one business segment, our FRAM business. Our FRAM business is our business segment that develops, manufactures and sells ferroelectric nonvolatile random access memory products and licenses the technology related to such products.

NOTE 10.  GOODWILL AND OTHER INTANGIBLE ASSETS

Accounting for goodwill and intangible assets requires that goodwill no longer be amortized but be tested for impairment at least annually at the reporting unit level in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets (SFAS No. 142)." Recognized intangible assets with determinable useful lives should be amortized over their useful life and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144)." At least annually, we complete an analysis of the fair value of goodwill to determine if there is an indicated impairment of our goodwill. The determination of impairment of goodwill and other intangible assets requires significant judgments and estimates.

                                    Page-13

There was no change in the carrying amount of goodwill for the six-month period ended June 30, 2005.

Included in intangible assets on the Company's Consolidated Balance Sheets are intangible assets with determinable lives as follows:

                                       June 30,         December 31,
                                         2005               2004
                                     ------------       ------------
                                             (in thousands)
   Amortizable intangible assets:
       Patents                         $ 6,319            $ 6,119
       Accumulated amortization         (2,429)            (2,327)
                                       --------           --------
         Total                         $ 3,890            $ 3,792
                                       ========           ========

Amortization expense for intangible assets for the three months ended
June 30, 2005 and 2004, was approximately $62,000 and $60,000, respectively. Amortization expense for the six months ended June 30, 2005 and 2004 was approximately $122,000 and $167,000, respectively. Estimated amortization expense for intangible assets, is $252,000 annually in 2005 through 2009 and $2.6 million thereafter.

NOTE 11.  DISCONTINUED OPERATION

On July 26, 2005, the Company announced the divestiture of its Mushkin subsidiary, which comprised the Company's DRAM segment, and which was approved by the Company's board of directors on July 20, 2005. The board of directors approved the disposition to allow management to focus on the FRAM business. On July 26, 2005, the Company executed an agreement with Mushkin's current general manager to sell its Mushkin subsidiary to Mushkin's current general manager for consideration of approximately $1.8 million. The consideration provided in the sale includes, among other things, Mushkin's current accounts receivable and cash balances. The sale closed on July 26,
2005.   The Company recognized impairment charges during the second quarter of 2005 to goodwill for $3.4 million, to long-lived assets for $359,000, and to inventory for $170,000, related to the divestiture.

During the first quarter of 2004, the Company committed to a plan to sell substantially all of the remaining assets of EMS. The remaining assets consisted primarily of EMS' patent portfolio. The Company completed the sale of EMS' patent portfolio on April 20, 2004, the proceeds of which were $1.5 million. Due to a write-down of the carrying value of the patent portfolio to its estimated fair value at March 31, 2004, there was no gain or loss recorded on the finalization of the sale. Pursuant to the terms of the Company's Security Agreement with Infineon, the Company was required to seek a release from Infineon for the sale of EMS' patent portfolio. This release required that all amounts due to Infineon in 2004 under the Waiver Agreement (see Note 5 of these Notes of Consolidated Financial Statements above) be paid upon receipt of the proceeds from the sale of EMS' patent portfolio.

                                    Page-14

In accordance with SFAS No. 144, the consolidated financial statements of EMS and Mushkin have been recast to present these businesses as discontinued operations. Accordingly, the revenue, costs and expenses, and assets and liabilities of the discontinued operations have been excluded from the respective captions in the Consolidated Cash Flows, Statements of Operations and Balance Sheets and have been reported in the various statements under the captions, "Income (loss) from discontinued operation," "Assets of discontinued operation" and "Liabilities of discontinued operation" for all periods. In addition, certain Notes to Consolidated Financial Statements have been recast for all periods to reflect the discontinuance of this operation.

During the second quarter of 2005, we recognized income of $239,000 due to the cancellation of an outstanding obligation for our EMS discontinued operation.

Summary results for the discontinued operation are as follows (in thousands):

                                          For the three months ended June 30,
                       ------------------------------------------------------------------------
                                       2005                                    2004
                       ----------------------------------    ----------------------------------
                         Mushkin      EMS          Total       Mushkin      EMS         Total
                       ----------------------------------    ----------------------------------
Operating Results:

Revenue                 $ 2,449        --        $ 2,449      $ 4,354     $    16      $ 4,370
Costs and expenses       (2,703)    $ 239         (2,464)      (4,228)        (35)      (4,263)
Impairment of patents
  and intangibles            --        --             --           --          --           --
Impairment of goodwill   (3,435)       --         (3,435)          --          --           --
Impairment of
  long-lived assets        (359)       --           (359)          --          --           --
Income tax benefit           --        --             --           --          --           --
                       ----------------------------------    ----------------------------------
                        $(4,048)    $ 239        $(3,809)     $   126     $   (19)     $   107
                       ==================================    ==================================

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Summary results for the discontinued operation are as follows (in thousands):

                                          For the six months ended June 30,
                       ------------------------------------------------------------------------
                                       2005                                    2004
                       ----------------------------------    ----------------------------------
                         Mushkin      EMS          Total       Mushkin      EMS         Total
                       ----------------------------------    ----------------------------------
Operating Results:

Revenue                 $ 7,450        --        $ 7,450      $ 8,880     $   311      $ 9,191
Costs and expenses       (7,746)    $ 239         (7,507)      (8,546)       (299)      (8,845)
Impairment of patents
  and intangibles            --        --             --           --        (364)        (364)
Impairment of goodwill   (3,435)       --         (3,435)          --          --           --
Impairment of
  long-lived assets        (359)       --           (359)          --          --           --
Income tax benefit           --        --             --           --          --           --
                       ----------------------------------    ----------------------------------
                        $(4,090)    $ 239        $(3,851)     $   334     $  (352)     $   (18)
                       ==================================    ==================================

Amounts included in the June 30, 2005 and December 31, 2004 Consolidated Balance Sheets for the discontinued operation are as follows (in thousands):

                                 June 30, 2005                   December 31, 2004
                       ----------------------------------  ----------------------------------
                         Mushkin        EMS        Total     Mushkin        EMS       Total
                       ----------------------------------  ----------------------------------
Assets of discontinued
  operations:
Accounts receivable     $   751          --      $   751    $ 1,545          --      $ 1,545
Inventories                 704          --          704      1,189          --        1,189
Other assets                  5          --            5        231          --          231
Intangible assets, net       --          --           --         --          --           --
Net property, plant
  and equipment              --          --           --         21          --           21
Goodwill                     --          --           --      3,435          --        3,435
                       ----------------------------------  ----------------------------------
Total                   $ 1,460          --      $ 1,460    $ 6,421          --      $ 6,421
                       ==================================  ==================================

Liabilities of
  discounted operations      --          --           --         --          --           --

Accounts payable and
  accrued liabilities   $   525          --      $   525    $ 1,145     $   239      $ 1,384

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